CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated September 18, 2007 (except for Note C, as to which the date is October 23, 2007), relating to the financial statements of North Shore Acquisition Corp. and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

Roseland, New Jersey
November 23, 2007